UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2025

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 20, 2025, HCA Inc. (the “Borrower”), a direct, wholly-owned subsidiary of HCA Healthcare, Inc. (the “Company”), entered into the New Credit Agreement (as defined below), and, substantially contemporaneously therewith, the Borrower terminated all outstanding commitments and repaid all outstanding obligations under (i) that certain credit agreement, dated as of November 17, 2006, as amended and restated on May 4, 2011, February 26, 2014, June 28, 2017, June 30, 2021 and January 4, 2023, among the Borrower, the guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “Cash Flow credit facility”) and (ii) that certain credit agreement, dated as of September 30, 2011, as amended and restated on March 7, 2014, June 28, 2017 and June 30, 2021 and as amended on January 4, 2023, among the Borrower, the subsidiary borrowers party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “ABL credit facility” and together with the Cash Flow credit facility, the “senior secured credit facilities”).

The Cash Flow credit facility provided for a $3.500 billion senior secured revolving credit facility and a senior secured term loan A facility with $1.238 billion outstanding as of December 31, 2024. The ABL credit facility provided for a $4.500 billion senior secured revolving credit facility. The Borrower prepaid all outstanding borrowings under the senior secured credit facilities immediately prior to their termination. Absent termination, such senior secured credit facilities would have matured on June 30, 2026. Borrowings under the senior secured credit facilities bore interest at a fluctuating rate per annum equal to, at the Borrower’s option, the alternate base rate or the Term Secured Overnight Financing Rate (“Term SOFR”), in each case, plus an applicable margin that was calculated based on the Borrower’s leverage ratio from time to time, plus a credit spread adjustment.

The Borrower refinanced the senior secured credit facilities by entering into a new credit agreement with the lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, swingline lender and letter of credit issuer (the “New Credit Agreement”) that provides for $8.000 billion of senior unsecured revolving credit commitments, with a term of five years (the “senior unsecured credit facility”). The proceeds of any borrowings under the senior unsecured credit facility will be used for general corporate purposes. The substantially concurrent termination of the senior secured credit facilities was a condition to entering into the New Credit Agreement.

The New Credit Agreement contains affirmative and negative covenants customary for credit facilities of its type, including, among others, limitations on the Borrower and its subsidiaries with respect to liens, incurrence of indebtedness by subsidiaries of the Borrower, and certain fundamental changes. The senior unsecured credit facility is not guaranteed by the Company or by any subsidiary of the Borrower.

The Borrower is subject to a financial covenant under the New Credit Agreement, tested quarterly, whereby the leverage ratio may not exceed 4.50:1.00 (with a step-up, upon the Borrower’s election, to 5.00:1.00 during certain specified periods following a material acquisition).

Borrowings under the senior unsecured credit facility bear interest at a fluctuating rate per annum equal to, at the Borrower’s option, the alternate base rate or Term SOFR, in each case, plus an applicable margin calculated based on the Borrower’s credit rating from time to time, plus a credit spread adjustment. Borrowings under the senior unsecured credit facility initially bear interest at a rate per annum equal to Term SOFR plus 1.250% (plus a 0.10% credit spread adjustment).

The New Credit Agreement also provides for, as part of the $8.000 billion senior unsecured credit facility, (x) borrowings in euros and pound sterling, up to a $400.0 million sublimit, (y) letters of credit, up to a $750.0 million sublimit and (z) swingline loans, up to a $250.0 million sublimit. Each of these sub-facilities provides the same capacity with respect to foreign currency borrowings, letters of credit and swingline loans as was available to the Borrower under the senior secured credit facilities.

In order to repay obligations outstanding under the senior secured credit facilities, the Borrower borrowed under the senior unsecured credit facility.

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement

The information reported under Item 1.01 “Entry into a Material Definitive Agreement” above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Credit Agreement dated as of February 20, 2025, by and among HCA Inc., as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ John M. Franck II
John M. Franck II
Vice President - Legal and Corporate Secretary

Date: February 20, 2025